Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan of our report dated February 17, 1997, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



	                 		                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 5, 1998


                                                      Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of (i) our report dated February 3, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for 650-660 E. Swedesford Road, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Securities and Exchange Commission (the "Commission") on February 13, 1997, (ii) our report dated January 28, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the South Carolina Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on March 5, 1997, (iii) our report dated February 24, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Minnesota Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on March 5, 1997, (iv) our report dated June 5, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Detroit Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership, filed with the Commission on June 25, 1997, (v) our reports dated November 3, 1997 with respect to the Statements of Operating Revenues and Certain Operating Expenses for 4198 Cox Road and 4510 Cox Road, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on November 4, 1997, (vi) our report dated November 13, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Patuxent Woods Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on November 13, 1997, (vii) our report dated November 19, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Horsham Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on November 19, 1997 and (viii) our report dated December 11, 1997 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Greenville Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on December 11, 1997.

/s/ Fegley & Associates



Plymouth Meeting, Pennsylvania
January 12, 1998